Consent of Independent Auditor

We hereby consent to the use in this amended registration statement on Form 20-F/A of EPM Mining Ventures Inc. of our report dated April 29, 2014 relating to the financial statements of EPM Mining Ventures Inc., which appears in such amended registration statement.  We also consent to the reference to us under the heading “Experts” in the registration statement on Form 20-F, as filed on April 29, 2014.

/s/PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants

Toronto, Ontario
May 2, 2014